EXHIBIT 99.1

                         Tri City Bankshares Corporation
                        Quarterly Brochure Financial Data

INCOME STATEMENT (unaudited)
                                    Twelve Months Ended          Three Months Ended

                                  12/31/2005    12/31/2004    12/31/2005    12/31/2004
Interest Income                  $36,026,287   $31,874,899   $ 9,556,672   $ 8,296,199
Interest Expense                   7,630,910     4,892,165     2,263,601     1,292,254
                                 -----------   -----------   -----------   -----------
Net Interest Income               28,395,377    26,982,734     7,293,071     7,003,945
Other Income                       9,471,510     8,470,970     2,246,573     2,212,082
Less: Other Operating Expenses    24,661,280    23,392,532     6,582,043     5,648,582
                                 -----------   -----------   -----------   -----------
Income Before Income Taxes        13,205,607    12,061,172     2,957,601     3,567,445
Provision for Income Taxes         4,257,000     3,673,000       946,000     1,136,000
                                 -----------   -----------   -----------   -----------
Net Income                       $ 8,948,607   $ 8,388,172   $ 2,011,601   $ 2,431,445
                                 ===========   ===========   ===========   ===========
Net Income Per Common Share      $      1.05   $      1.01   $      0.23   $      0.29


BALANCE SHEET (unaudited) December 31, 2005 and 2004

ASSETS                                       2005            2004       LIABILITIES & EQUITY             2005           2004
Cash and Due                           $  50,249,590   $  35,425,012    Non Interest Bearing       $ 148,606,402  $ 161,574,101
Investment Securities                    137,911,201     159,451,575    Interest Bearing             490,685,046    428,830,825
                                                                                                   -------------  -------------
Federal Funds Sold                         6,334,444              --    Total Deposits               639,291,448    590,404,926
Total Loans                              516,556,963     471,245,207    Short Term Debt                2,432,163     12,234,386
Reserve for Loan Losses                   (5,665,519)     (5,641,593)   Other Liabilities              1,783,112      1,430,182
                                       -------------   -------------                               -------------  -------------
Net Loans                                510,891,444     465,603,614    Total Liabilities            643,506,723    604,069,494
Bank Premises & Equipment                 20,894,633      20,541,600    Common Stock                   8,615,527      8,413,621
Cash surrender value of life insurance    10,753,006      10,361,935    Additional Paid-In Capital    21,233,205     17,507,720
Other Assets                               5,273,663       5,234,296    Retained Earnings             68,952,526     66,627,194
                                       -------------   -------------                               -------------  -------------
                                                                                                     98,801,258      92,548,535
                                                                                                   -------------  -------------
Total Assets                           $ 742,307,981   $ 696,618,032    Total Liabilities & Equity $ 742,307,981  $ 696,618,029
                                       =============   =============                               =============  =============


                                 STOCK VALUATION

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair MarketValue" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

October 2005...............$19.35          October 2004...............$19.40
July 2005.................. 19.35          July 2004.................. 19.40
April 2005................. 19.60          April 2004................. 19.40
January 2005............... 19.50          January 2004............... 19.40